Stradley Ronon Stevens & Young, LLP 2600 One Commerce Square Philadelphia, PA 19103-7098 Telephone: (215) 564-8000

August 28, 2009

Old Mutual Funds II
c/o Old Mutual Capital, Inc.
4643 S. Ulster Street, Suite 600
Denver, Colorado 80237

Re:	Old Mutual Columbus Circle Technology and Communications Fund

Ladies and Gentlemen:

We have acted as counsel to Old Mutual Funds II, a statutory trust organized under the laws of the State of Delaware (the “Trust”), in connection with that certain Plan of Reorganization (the “Plan”) by and among the Trust, on behalf of Old Mutual Columbus Circle Technology and Communications Fund (“Selling Fund”), a series portfolio of the Trust, and Old Mutual Focused Fund (“Buying Fund”), also a series portfolio of the Trust, which provides for the reorganization of Selling Fund with and into Buying Fund (the “Reorganization”).

Pursuant to the Plan, all of the assets of Selling Fund will be transferred to Buying Fund, Buying Fund will assume all of the liabilities of Selling Fund, and the Trust will reclassify all of the issued and outstanding Class A, Class C, Institutional Class, and Class Z shares of Selling Fund (the “Selling Fund Shares”) into Class A, Class C, Institutional Class, and Class Z shares of Buying Fund (the “Buying Fund Shares”), based upon their respective net asset values. The Trust will issue Class A, Class C, Institutional Class, and Class Z shares of Buying Fund to shareholders of Class A, Class C, Institutional Class, and Class Z shares of Selling Fund, respectively, in a number of shares having an aggregate net asset value equal to the aggregate net asset value of their shares of Selling Fund immediately prior to the Reorganization.

The value of each Selling Fund shareholder’s account with Buying Fund after the Reorganization will be the same as the net asset value of such shareholder’s account with Selling Fund immediately prior to the Reorganization.

In connection with our giving this opinion, we have examined copies of the Trust’s Certificate of Trust, the Trust’s Declaration of Trust and Bylaws, as amended to date, resolutions of the Board of Trustees in connection with the Reorganization, the form of Plan for the Reorganization, and originals or copies, certified or otherwise identified to our satisfaction, of such other documents and records as we have deemed necessary or advisable for purposes of this opinion. As to various questions of fact material to our opinion, we have relied upon information provided by officers of the Trust.

The opinion expressed below is based on the following assumptions:

1.       A Registration Statement on Form N-14 with respect to the Buying Fund Shares to be issued to the holders of the Selling Fund Shares pursuant to the Plan, as described above (the “Registration Statement”), will have been filed by the Trust with the Securities and Exchange Commission and will have become effective before the Reorganization occurs.

2.       The shares of the Buying Fund will be issued in accordance with the Trust’s Agreement and Declaration of Trust and Bylaws, each as amended to date, the Plan, and resolutions of the Trust’s Board of Trustees relating to the creation, authorization and issuance of shares and the Reorganization.

3.       The shares of the Buying Fund will be issued against payment therefore as described in the Registration Statement and the Plan, and that such payment will have been at least equal to the net asset value of such shares.

Based on the foregoing, we are of the opinion that the Buying Fund Shares are duly authorized and, when issued by the Trust to the shareholders of Selling Fund in accordance with the terms and conditions of the Plan and the Registration Statement, will be legally issued, fully paid and nonassessable.

This opinion is based exclusively on the provisions of the Delaware Statutory Trust Act governing the issuance of the shares of the Trust and the reported case law thereunder, and does not extend to the securities or "blue sky" laws of the State of Delaware or other States.

We consent to the filing of this opinion as an Exhibit to the Registration Statement, and to the references to our firm under the headings “THE REORGANIZATION—Federal Income Tax Consequences,” “THE REORGANIZATION—Other Conditions,” and “LEGAL MATTERS,” in the combined Proxy Statement/Prospectus of Buying Fund, which is included in the Registration Statement.

Very truly yours,

STRADLEY, RONON, STEVENS & YOUNG, LLP

By:         /s/ Matthew R. DiClemente
Mattew R. DiClemente, a Partner

Stradley Ronon Stevens & Young, LLP 2600 One Commerce Square Philadelphia, PA 19103-7098 Telephone: (215) 564-8000

August 28, 2009

Old Mutual Funds II
c/o Old Mutual Capital, Inc.
4643 S. Ulster Street, Suite 600
Denver, Colorado 80237

Re:	Old Mutual Growth Fund

Ladies and Gentlemen:

We have acted as counsel to Old Mutual Funds II, a statutory trust organized under the laws of the State of Delaware (the “Trust”), in connection with that certain Plan of Reorganization (the “Plan”) by and among the Trust, on behalf of Old Mutual Growth Fund (“Selling Fund”), a series portfolio of the Trust, and Old Mutual Focused Fund (“Buying Fund”), also a series portfolio of the Trust, which provides for the reorganization of Selling Fund with and into Buying Fund (the “Reorganization”).

Pursuant to the Plan, all of the assets of Selling Fund will be transferred to Buying Fund, Buying Fund will assume all of the liabilities of Selling Fund, and the Trust will reclassify all of the issued and outstanding Class A, Class C, Institutional Class, and Class Z shares of Selling Fund (the “Selling Fund Shares”) into Class A, Class C, Institutional Class, and Class Z shares of Buying Fund (the “Buying Fund Shares”), based upon their respective net asset values. The Trust will issue Class A, Class C, Institutional Class, and Class Z shares of Buying Fund to shareholders of Class A, Class C, Institutional Class, and Class Z shares of Selling Fund, respectively, in a number of shares having an aggregate net asset value equal to the aggregate net asset value of their shares of Selling Fund immediately prior to the Reorganization.

The value of each Selling Fund shareholder’s account with Buying Fund after the Reorganization will be the same as the net asset value of such shareholder’s account with Selling Fund immediately prior to the Reorganization.

In connection with our giving this opinion, we have examined copies of the Trust’s Certificate of Trust, the Trust’s Declaration of Trust and Bylaws, as amended to date, resolutions of the Board of Trustees in connection with the Reorganization, the form of Plan for the Reorganization, and originals or copies, certified or otherwise identified to our satisfaction, of such other documents and records as we have deemed necessary or advisable for purposes of this opinion. As to various questions of fact material to our opinion, we have relied upon information provided by officers of the Trust.

The opinion expressed below is based on the following assumptions:

1.       A Registration Statement on Form N-14 with respect to the Buying Fund Shares to be issued to the holders of the Selling Fund Shares pursuant to the Plan, as described above (the “Registration Statement”), will have been filed by the Trust with the Securities and Exchange Commission and will have become effective before the Reorganization occurs.

2.       The shares of the Buying Fund will be issued in accordance with the Trust’s Agreement and Declaration of Trust and Bylaws, each as amended to date, the Plan, and resolutions of the Trust’s Board of Trustees relating to the creation, authorization and issuance of shares and the Reorganization.

3.       The shares of the Buying Fund will be issued against payment therefore as described in the Registration Statement and the Plan, and that such payment will have been at least equal to the net asset value of such shares.

Based on the foregoing, we are of the opinion that the Buying Fund Shares are duly authorized and, when issued by the Trust to the shareholders of Selling Fund in accordance with the terms and conditions of the Plan and the Registration Statement, will be legally issued, fully paid and nonassessable.

This opinion is based exclusively on the provisions of the Delaware Statutory Trust Act governing the issuance of the shares of the Trust and the reported case law thereunder, and does not extend to the securities or "blue sky" laws of the State of Delaware or other States.

We consent to the filing of this opinion as an Exhibit to the Registration Statement, and to the references to our firm under the headings “THE REORGANIZATION—Federal Income Tax Consequences,” “THE REORGANIZATION—Other Conditions,” and “LEGAL MATTERS,” in the combined Proxy Statement/Prospectus of Buying Fund, which is included in the Registration Statement.

Very truly yours,

STRADLEY, RONON, STEVENS & YOUNG, LLP

By:         /s/ Matthew R. DiClemente
Mattew R. DiClemente, a Partner